UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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This submission contains a press release issued December 14, 2020 regarding the Company’s emission reduction plans, which may be discussed with shareholders.

News Release
CONTACT: Media Relations 972-940-6007	Exxon Mobil Corporation 5959 Las Colinas Boulevard Irving, TX 75039-2298 972 940 6007 Telephone 972 940 6143 Facsimile FOR IMMEDIATE RELEASE MONDAY, DECEMBER 14, 2020

ExxonMobil Announces Emission Reduction Plans; Expects to Meet 2020 Goals

•	Greenhouse gas plans consistent with goals of Paris Agreement

•	Sets 2025 greenhouse gas emission reduction plan: intensity of upstream emissions to drop by 15-20%; methane intensity by 40-50%; flaring intensity by 35-45%

•	Aims for industry-leading greenhouse gas performance across its businesses by 2030

•	Plans to eliminate routine flaring by 2030; provide Scope 3 emissions beginning in 2021

•	Anticipates meeting 2020 methane and flaring reductions

IRVING, Texas – ExxonMobil said today it plans further reductions in greenhouse gas emissions over the next five years to support the goals of the Paris Agreement and anticipates meeting year-end 2020 reductions.

ExxonMobil plans to reduce the intensity of operated upstream greenhouse gas emissions by 15 to 20 percent by 2025, compared to 2016 levels. This will be supported by a 40 to 50 percent decrease in methane intensity, and a 35 to 45 percent decrease in flaring intensity across its global operations. The emission reduction plans, which cover Scope 1 and Scope 2 emissions from operated assets, are projected to be consistent with the goals of the Paris Agreement. The company also plans to align with the World Bank’s initiative to eliminate routine flaring by 2030.

“These meaningful near-term emission reductions result from our ongoing business planning process as we work towards industry-leading greenhouse gas performance across all our business lines,” said Darren Woods, chairman and chief executive officer of Exxon Mobil Corporation. “We respect and support society’s ambition to achieve net zero emissions by 2050, and continue to advocate for policies that promote cost-effective, market-based solutions to address the risks of climate change.”

ExxonMobil’s plans will leverage the continued application of operational efficiencies, and ongoing development and deployment of lower-emission technologies.

The plan is the result of several months of detailed analysis and includes input from shareholders.

Other measures include:

•	Continued investments in lower-emission technologies, such as carbon capture, manufacturing efficiencies, and advanced biofuels

•	Increased cogeneration capacity at manufacturing facilities

•	Continued support for sound policies that put a price on carbon

•	Continued accounting for environmental performance as part of executive compensation.

ExxonMobil will also provide Scope 3 emissions on an annual basis, but notes that reporting of these indirect emissions does not ultimately incentivize reductions by the actual emitters. Meaningful decreases in global greenhouse gas emissions will require changes in society’s energy choices coupled with the development and deployment of affordable lower-emission technologies.

Since 2000, the company has invested more than $10 billion researching, developing and deploying lower-emission technologies, including nearly $3 billion at cogeneration facilities that more efficiently produce electricity and reduce related emissions.

In 2018, ExxonMobil announced plans to achieve by year-end 2020, a 15 percent decrease in methane emissions and a 25 percent reduction in flaring, compared with 2016 levels. The company anticipates meeting both by year end. Detailed emissions performance is reported in annual publications, including the Energy and Carbon Summary.

The company has supported the Paris Agreement from its inception and continues to support U.S. government participation in the framework. ExxonMobil assesses its business strategy and plans against a range of scenarios, including those that meet the objectives of the Paris Agreement, which assume progress in technologies, infrastructure and government policies related to climate change.

The company supported the Oil and Gas Climate Initiative’s announcement to reduce methane and carbon intensity for upstream operations. It also deployed new technologies throughout its operations to reduce flaring and methane emissions, while working to test new technologies to detect and measure fugitive emissions. ExxonMobil publicly supports the regulation of methane from new and existing sources and issued a methane regulatory framework for governments to consider as they draft new policies.

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About ExxonMobil

ExxonMobil, one of the largest publicly traded international energy companies, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is one of the largest refiners and marketers of petroleum products, and its chemical company is one of the largest in the world. To learn more, visit exxonmobil.com and the Energy Factor.

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Cautionary Statement

Statements of future events, goals or conditions in this release are forward-looking statements. Actual future results, including project plans and timing, future reductions in emissions and emissions intensity, and the impact of operational and technology efforts could vary depending on the ability to execute operational objectives on a timely and successful basis; changes in laws and regulations including international treaties and laws and regulations regarding greenhouse gas emissions and carbon costs; trade patterns and the development and enforcement of local, national and regional mandates; unforeseen technical or operational difficulties; the outcome of research efforts and future technology developments, including the ability to scale projects and technologies on a commercially competitive basis; changes in supply and demand and other market factors affecting future prices of oil, gas, and petrochemical products; changes in the relative energy mix across activities and geographies; the actions of competitors; changes in regional and global economic growth rates and consumer preferences; the pace of regional and global recovery from the COVID-19 pandemic and actions taken by governments and consumers resulting from the pandemic; changes in population growth, economic development or migration patterns; and other factors discussed in this release and in Item 1A. “Risk Factors” in ExxonMobil’s Annual Report on Form 10-K for 2019 and subsequent Quarterly Reports on Forms 10-Q, as well as under the heading “Factors Affecting Future Results” on the Investors page of ExxonMobil’s website at www.exxonmobil.com.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020 and ExxonMobil’s Form 8-K filed with the SEC on December 1, 2020. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.